Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224084

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 12, 2018)

Up to $30,000,000
Ordinary Shares

On August 19, 2019, we entered into a Controlled Equity OfferingSM Sales Agreement, or Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as sales agent, relating to our ordinary shares, par value 0.16 New Israeli Shekels, or NIS, per share, or ordinary shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell our ordinary shares having an aggregate offering price of up to $30 million through the sales agent, as our agent, pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “FOMX.” On August 14, 2019, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $2.94 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Under the terms of the Sales Agreement, Cantor will act as sales agent and use commercially reasonable efforts to sell on our behalf all ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agent will be entitled to compensation of 3.0% of the gross sales price per share for any of our ordinary shares sold. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the sales agent. In connection with the sale of our ordinary shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting discounts or commissions.

We are an “emerging growth company” under federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus, in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 19, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our ordinary shares. We have not, and the sales agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein that were filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC at a later date that is incorporated by reference in this prospectus supplement or the accompanying prospectus that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The trademarks and registered trademarks of Foamix Pharmaceuticals Ltd. and its subsidiaries referred to herein include, but are not limited to, Foamix Pharmaceuticals, our logo and our name and logo used together. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Incorporation by Reference” and “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Foamix Pharmaceuticals Ltd., an Israeli company, and our consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Such forward-looking statements include, but are not limited to, statements regarding the following matters:

•	U.S. Food and Drug Administration, or FDA, approval of, or other regulatory action in the U.S. and elsewhere with respect to, our product candidates;
•	the commercial launch and current products or future candidates;
•	our ability to achieve favorable pricing for our product candidates;
•	our expectations regarding the commercial supply of our product candidates;
•	third-party payor reimbursement for our product candidates;
•	our estimates regarding anticipated expenses, capital requirements and needs for additional financing;
•	the potential market size of treatments for any diseases and market adoption of our products by physicians and patients;
•	the timing, cost or other aspects of the commercialization of our product candidates;
•	the completion of, and receiving favorable results of, clinical trials for our product candidates;
•	application for and issuance of patents to us by the United States Patent and Trademark Office and other governmental patent agencies;
•	the timing, costs or results of litigation to protect our intellectual property portfolio;
•	development and approval of the use of our product candidates for additional indications;
•	our expected use of proceeds from this offering; and
•	our expectations regarding licensing, business transactions and strategic operations.

There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, and, consequently, materially impact the value of our ordinary shares. Any such forward-looking statements represent management’s estimates as of the date of this prospectus supplement or as of the date of any subsequent periodic reports filed with the SEC and incorporated by reference herein. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, except as required by law, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this prospectus supplement. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors. For a further discussion of these and other factors that could impact our future results or performance, see the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, and does not contain all of the information that may be important to purchasers of our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information in the accompanying prospectus and incorporated by reference herein and therein, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information referred to under the heading “Risk Factors” on page 8 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents incorporated by reference herein.

Our Company

We are a late clinical-stage specialty pharmaceutical company focused on developing and commercializing our proprietary, innovative and differentiated topical drug candidates for dermatological therapy. Our lead product candidate is FMX101, a novel minocycline foam for the treatment of moderate-to-severe acne, and our second product candidate is FMX103, a novel minocycline foam for the treatment of moderate-to-severe papulopustular rosacea. We continue to pursue research and development of our proprietary, innovative foam technologies for the treatment of various skin conditions. We currently have development and license agreements relating to our technology with various pharmaceutical companies including LEO Pharma A/S and others.

We were incorporated as a limited liability company under the laws of the State of Israel on January 19, 2003. We are registered with the Israeli Registrar of Companies. In September 2014, we completed our initial public offering in the United States and listed our ordinary shares on the Nasdaq Global Market. Our principal executive offices are located at 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel, and our telephone number is +972-8-9316233. Foamix Pharmaceuticals Inc., our wholly-owned subsidiary, was incorporated on May 6, 2014 under the laws of the State of Delaware, with the intent to serve as our marketing and sales arm in the United States. Foamix Pharmaceuticals Inc. has been appointed as our agent in the United States and is located at 520 U.S. Highway 22, Suite 204, Bridgewater, New Jersey 08807. Our website is www.foamix.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

For a further discussion of our business, we urge you to read the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein. See “Incorporation by Reference” in this prospectus supplement. Please also see the section titled “Recent Developments” below.

Recent Developments

•
On July 29, 2019, we entered into a Credit Agreement and Guaranty, or the Credit Agreement, with Foamix Pharmaceuticals Inc., lenders from time to time party thereto, the subsidiary guarantors from time to time party thereto, or the Subsidiary Guarantors, and Perceptive Credit Holdings II, LP, or Perceptive, as administrative agent, that provides a senior secured delayed draw term loan facility in an aggregate principal amount of up to $50.0 million, or the Term Loan, for general corporate purposes. The Term Loan is comprised of three tranches: (a) $15.0 million was funded at closing, (b) up to $20.0 million is available after the closing date but prior to February 29, 2020, or the Tranche 2 Loan, and (c) up to $15.0 million is available after the closing date, or the Tranche 3 Loan. We will be permitted to borrow the Tranche 2 Loan only following (i) the FDA’s approval of our new drug application, or NDA, for FMX101 and the listing of FMX101 in the FDA’s “Orange Book,” and (ii) such time at which we or one of our subsidiaries has secured arrangements with a third party for the commercial supply and manufacture of FMX101. We will be permitted to borrow the Tranche 3 Loan only following the achievement of certain revenue targets. Subject to any acceleration as provided in the Credit Agreement, including upon an event of default (as defined in the Credit Agreement), the credit facility will mature on July 29, 2024. As consideration for the Credit Agreement, we issued, on the closing date of the Term Loan, a warrant to purchase ordinary shares to each of Perceptive and OrbiMed Partners Master Fund Limited, LP, or the Warrants. The Warrants have an exercise price of $2.09 per share, which is equal to the trailing 5-day volume weighted average price of our ordinary shares on the trading day immediately prior to the closing date.  The Warrants are exercisable for a total of 1,100,000 ordinary shares and have an expiration date of July 29, 2026.

•
In addition, on July 29, 2019, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with an affiliate of Perceptive, pursuant to which we agreed to issue and sell to such affiliate of Perceptive, in a registered offering, an aggregate of 6,542,057 of our ordinary shares, or the Shares, at a purchase price of $2.14 per Share, representing the closing share price on the last trading day prior to signing, for aggregate gross proceeds of approximately $14 million, before deducting offering expenses. Under the terms of the Purchase Agreement, the Shares were offered pursuant to our effective Registration Statement on Form S-3 (File No. 333-224084). Perceptive agreed to a lock-up period for 60 days from the date of the Purchase Agreement, during which time Perceptive agreed not to sell the Shares, enter into any derivative transactions with respect to the Shares or publicly disclose the intention to do any of the foregoing, in each case without our prior written consent.

•	On August 5, 2019, we announced that we submitted our NDA to the FDA seeking approval for FMX103 for the treatment of moderate-to-severe papulopustular rosacea.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference herein.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of specified reduced reporting and reduced other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th and (4) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. We are also currently a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act. In the event we are still a smaller reporting company when we cease being an emerging growth company, we will be able to continue to take advantage of certain reduced or scaled disclosure requirements, for as long as we continue to have smaller reporting company status.

We have taken advantage of some reduced reporting requirements in our public filings. Accordingly, the information that we provide shareholders may be different than the information you receive from other public companies in which you hold securities. In addition, it is possible that some investors will find our securities less attractive as a result of these elections, which may result in a less active trading market for our securities and higher volatility in our share price.

 THE OFFERING

Issuer	Foamix Pharmaceuticals Ltd., an Israeli company.

Securities offered	Ordinary shares having an aggregate offering price of up to $30 million.

Plan of Distribution	“At the market” offering that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page S-13.

Use of Proceeds
We intend to use the net proceeds from this offering for (i) the commercialization of FMX101 and FMX103, if approved by the FDA; (ii) certain pipeline development activities; and (iii) other general corporate purposes. See “Use of Proceeds” on page S-10.

Risk Factors
Investing in our ordinary shares involves a high degree of risk and the purchasers of our ordinary shares may lose their entire investment. Before deciding to invest in our ordinary shares, please carefully read the section entitled “Risk Factors” herein and in the accompanying prospectus, including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein.

Nasdaq Global Market symbol	FOMX

RISK FACTORS

Investing in our ordinary shares involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before making an investment decision with respect to our ordinary shares. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our ordinary shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

The number of ordinary shares available for future issuance or sale could adversely affect the per share trading price of our ordinary shares.

We cannot predict whether future issuances or sales of our ordinary shares or the availability of shares for resale in the open market will decrease the per share trading price of our ordinary shares. The issuance of substantial numbers of our ordinary shares in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our ordinary shares.

The vesting of restricted share units and the exercise of options to purchase our ordinary shares granted to our directors, executive officers and other employees under our 2009 Israeli Share Option Plan, our 2015 Israeli Share Incentive Plan, our 2019 Equity Incentive Plan, or future equity incentive plans, the sale of our ordinary shares pursuant to our 2019 Employee Share Purchase Plan, and the sale of any of these ordinary shares on the Nasdaq Global Market, could have an adverse effect on the per share trading price of our ordinary shares, and the existence of these securities may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our ordinary shares may be dilutive to existing shareholders.

You may experience significant dilution as a result of this offering, which may adversely affect the trading price of our ordinary shares.

The issuance and sale of our ordinary shares through the sales agent, as our agent, from time to time pursuant to this offering, may have a dilutive effect on our earnings per share after giving effect to the issuance of the shares and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our ordinary shares, will be based on numerous factors, particularly the use of proceeds and the return generated by that use, and cannot be determined at this time. Additionally, we are not restricted from issuing additional ordinary shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any substantially similar securities in the future. The trading price of our ordinary shares could decline as a result of sales of a large number of our ordinary shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur. See “Dilution” on page S-12 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our ordinary shares.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for (i) the commercialization of FMX101 and FMX103, if approved by the FDA; (ii) certain pipeline development activities; and (iii) other general corporate purposes. However, our actual use of these proceeds may differ from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

We may need to raise funds in the future if our capital resources are insufficient to meet future capital requirements. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

We do not anticipate paying any dividends.

No dividends have been paid on our ordinary shares. We do not intend to pay cash dividends on our ordinary shares in the foreseeable future, and anticipate that profits, if any, generated from operations will be reinvested in our business.  In addition, the Credit Agreement restricts our ability to pay dividends. As a result of such restrictions, we may be limited in our ability to pay dividends unless we amend the Credit Agreement or otherwise obtain a waiver from our lenders. Furthermore, as a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our credit facility, at or prior to maturity, or enter into additional agreements for indebtedness. Any such amendment, refinancing or additional agreement may contain covenants which could limit in a significant manner or entirely our ability to pay dividends to you. The Israeli Companies Law, 5759-1999, or the Companies Law, also restricts our ability to distribute dividends. Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Companies Law), comprising either retained earnings or net profits generated over the two years preceding the date of the financial statements on which the distribution in based, and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due. As a result of the foregoing, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS

We may issue and sell shares of our ordinary shares having aggregate gross sales proceeds of up to $30 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with our sales agent as a source of financing.

We intend to use the net proceeds from this offering for: (i) the commercialization of FMX101 and FMX103, if approved by the FDA; (ii) certain pipeline development activities; and (iii) other general corporate purposes.

Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials, the timing of regulatory submissions and the feedback from regulatory authorities and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid dividends to our shareholders and we do not intend to pay dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

The Credit Agreement restricts our ability to pay dividends. As a result of such restrictions, we may be limited in our ability to pay dividends unless we amend the Credit Agreement or otherwise obtain a waiver from our lenders. In addition, as a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our credit facility, at or prior to maturity, or enter into additional agreements for indebtedness. Any such amendment, refinancing or additional agreement may contain covenants which could limit in a significant manner or entirely our ability to pay dividends to you.

Additionally, the Companies Law restricts our ability to distribute dividends. Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Companies Law), comprising either retained earnings or net profits generated over the two years preceding the date of the financial statements on which the distribution in based, and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due. In addition, the payment of dividends may be subject to Israeli withholding taxes.

DILUTION

    Our net tangible book value as of June 30, 2019 was approximately $60.4 million, or $1.11 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding ordinary shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per ordinary shares immediately after giving effect to this offering.

    After giving effect to the sale of our ordinary shares pursuant to this prospectus supplement and accompanying prospectus in the aggregate amount of $30 million at an assumed offering price of $2.94 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 14, 2019, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2019 would have been $89.1 million, or $1.38 per ordinary share. This would represent an immediate increase in the net tangible book value of $0.27 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.56 per ordinary share to new investors purchasing shares in this offering at the assumed public offering price. The following table illustrates this per share dilution:

Assumed offering price per share		$2.94
Net tangible book value per share as of June 30, 2019	$1.11
Increase per share attributable to new investors	$0.27

As-adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering		$1.38
Dilution per share to new investors purchasing shares in this offering		$1.56

    The table above assumes for illustrative purposes that an aggregate of 10,204,082 ordinary shares are sold pursuant to this prospectus supplement and the accompanying prospectus at a price of $2.94 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on August 14, 2019, for aggregate gross proceeds of $30 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $3.94 per share, assuming all of our ordinary shares in the aggregate amount of $30 million are sold at that price, would result in an adjusted net tangible book value per share after the offering of $1.44 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.50 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $1.94 per share, assuming all of our ordinary shares in the aggregate amount of $30 million are sold at that price, would result in an adjusted net tangible book value per share after the offering of $1.27 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.67 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

    The above discussion and table are based on 54,455,969 ordinary shares issued and outstanding as of June 30, 2019 and exclude the following:

•	the issuance on July 29, 2019 of 6,542,057 ordinary shares to an affiliate of Perceptive;
•	5,597,639 ordinary shares issuable upon the vesting and exercise of share options outstanding at a weighted average exercise price of approximately $5.60 per share;
•	764,262 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units;
•	5,525,416 ordinary shares reserved for future grants under our 2019 Employee Share Purchase Plan; and
•	5,400,000 ordinary shares reserved for future grants under our 2019 Equity Incentive Plan.

PLAN OF DISTRIBUTION

On August 19, 2019, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell our ordinary shares having an aggregate gross sales price of up to $30,000,000 from time to time through Cantor, acting as agent. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K and will be incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for their services in acting as agent in the sale of our ordinary shares. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $330,000.

Settlement for sales of ordinary shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. The Sales Agreement may be terminated by Cantor or us at any time upon ten days’ prior notice, or by Cantor at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our ordinary shares or to enforce contracts for the sale of our ordinary shares.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

LEGAL MATTERS

The validity of our ordinary shares being sold under this prospectus supplement will be passed upon by Meitar Liquornik Geva Leshem Tal, our Israeli counsel. Cooley LLP, New York, New York, will be passing upon matters of U.S. federal law for us with respect to ordinary shares offered by this prospectus supplement and the accompanying prospectus. Certain legal matters in connection with this offering will be passed upon for Cantor Fitzgerald & Co. by Latham & Watkins LLP, San Diego, California, with respect to U.S. federal law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we have filed or will file with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 7, 2019 and August 7, 2019, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 3, 2019, January 24, 2019, March 7, 2019, April 11, 2019, July 30, 2019 and August 5, 2019;

•
the description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on September 15, 2014, and any amendment or report filed with the SEC for the purpose of updating that description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying ordinary shares.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC (including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K), such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement and accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Foamix Pharmaceuticals Ltd.
2 Holzman Street, Weizmann Science Park
Rehovot 76704, Israel
Tel: +972-8-9316233
Attention: Chief Financial Officer

PROSPECTUS

FOAMIX PHARMACEUTICALS LTD.

$291,936,389

Ordinary Shares

We may offer and sell securities from time to time in one or more offerings of up to $291,936,389 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our Ordinary Shares are listed on NASDAQ Global Market under the symbol FOMX.

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these risks before you make your investment decision.

We may offer these securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $291,936,389.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 19 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “Foamix” refer, collectively, to Foamix Pharmaceuticals Ltd., an Israeli company, and its subsidiary, Foamix Pharmaceuticals Inc., a Delaware corporation.

PROSPECTUS SUMMARY

The following summary highlights some information about Foamix. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 6 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

We are a clinical-stage specialty pharmaceutical company focused on developing and commercializing our proprietary minocycline foam for the treatment of acne, rosacea and other skin conditions. Our lead product candidates, FMX101 for moderate-to-severe acne and FMX103 for treatment of moderate-to-severe papulopustular rosacea, are novel topical foam formulations of the antibiotic minocycline. Based on the results demonstrated in our Phase II and Phase III clinical trials for FMX101 and our Phase II clinical trial for FMX103, we believe these product candidates have the potential to provide a fast, effective and well-tolerated treatment for their respective indications, which are currently underserved and commonly treated by oral prescription products such as oral minocycline, oral doxycycline and various other non-foam topical therapies.

We are currently investing the majority of our efforts and resources to advance our third pivotal Phase III clinical trial (Study 22) for FMX101 in the U.S. We announced the first patient enrolled in this trial on August 3, 2017. We expect to have top-line results from this trial in the third quarter of 2018. In March of 2017, we announced the results of the double-blind stage of our two initial Phase III clinical trials. Statistical significance was demonstrated in both co-primary efficacy endpoints in one study (Study 05), however, statistical significance was demonstrated in only one of the co-primary efficacy endpoints in the second study (Study 04).  Statistical significance was also demonstrated for FMX101 compared to vehicle in the pooled analysis of the co-primary endpoints as well as key secondary endpoints. The third trial was initiated following a Type B meeting conducted with the FDA in June of 2017. During this meeting, we confirmed that achieving statistically significant results for FMX101 versus vehicle in both co-primary efficacy endpoints in a third independent clinical trial would be sufficient for establishing an efficacy claim. A previous Phase II clinical trial of FMX101 also demonstrated clinically and statistically significant results in all primary and secondary endpoints. In January 2018, we announced the completion of a long-term safety study that was an extension of our two initial Phase III clinical trials for FMX101. The results from the study showed FMX101 to be well-tolerated and to have an acceptable safety profile.

We are also investing significant efforts and resources to advance our two pivotal Phase III clinical trials in the U.S. for FMX103, minocycline foam for moderate-to-severe papulopustular rosacea, after our Phase II clinical trial for FMX103 demonstrated clinically and statistically significant results in all primary and secondary endpoints. We announced the enrollment of the first patient in our Phase III trials on June 12, 2017. We expect to have top-line results from the blinded stage of both trials by the end of the third quarter or in the beginning of the fourth quarter of 2018, and to complete the trials, including a long-term safety extension study, in 2019.

In addition, we successfully completed a Phase II clinical trial with FDX104, our proprietary doxycycline foam for the management of moderate-to-severe rash associated with epidermal growth factor receptor inhibitor (EGFRI) anticancer treatments, and we are currently assessing our various options with regard to this product candidate, including seeking out licensing opportunities for it. We have also successfully completed a Phase II clinical trial of FMX102, our minocycline foam for the treatment of impetigo, including impetigo caused by methicillin-resistant staphylococcus aureus, or MRSA.  However, as described in previous reports, we have been contemplating the commercial viability of this product candidate for some time, given its limited market dominated by generic products, and following additional analysis of its potential we have recently decided to discontinue its further development in light of our current priorities and our other ongoing research and development efforts.

We developed FMX101, FMX102, FMX103 and FDX104 using our proprietary technology, which includes our foam-based platforms. This technology enables us to formulate and stabilize a wide variety of drugs and deliver them directly to their target site. We have independently developed a series of proprietary foam platforms, each having unique pharmacological features and characteristics. Our foam platforms may offer significant advantages over alternative delivery options and are suitable for multiple application sites. We believe our proprietary foam-based platform may serve as a foundation in developing a potential pipeline of products across a range of conditions.

Besides our in-house development projects, we have entered into development and license agreements relating to our technology with various pharmaceutical companies such as Bayer HealthCare AG, Mylan N.V. and Actavis Laboratories.  Our total revenues from such agreements from our inception through December 31, 2017 were approximately $28.1 million. The collaboration with Bayer HealthCare AG, or Bayer, has led to the development and commercialization of Finacea® Foam (azelaic acid) 15%, or Finacea, a prescription foam product for the treatment of rosacea, which uses one of our proprietary foam technology platforms. Bayer began selling Finacea in the U.S. in the third quarter of 2015.  In 2017 we were entitled to receive a total of $3.5 million in royalties and other contingent payments for this product. In January and February 2018, we, together with Bayer, initiated legal action against each of Teva Pharmaceuticals USA, Inc. and Perrigo UK FINCO Limited Partnership, respectively, for their alleged infringement of certain of our patents following their submission of an Abbreviated New Drug Application, or ANDA, to the U.S. Food and Drug Administration, or FDA, seeking approval to manufacture and sell a generic version of Finacea. See also our most recent Annual Report on Form 10-K/A on file with the SEC under “Item 1A—Risk Factors—Risks Related to Our Intellectual Property—We have received notice letters of ANDAs submitted for drug products that are generic versions of Finacea and we are involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.” Our FMX 101 and FMX 103 products are based on a different foam technology platform and different patents than those listed in the Orange Book for Finacea Foam.

Our legal and commercial name is Foamix Pharmaceuticals Ltd. (formerly Foamix Ltd.). We were incorporated as a limited liability company under the laws of the State of Israel on January 19, 2003. We are registered with the Israeli Registrar of Companies. Our registration number is 51-336881-1. Article 3 of our amended and restated articles of association provides that our objectives are to conduct all types of business as are permitted by law. Our corporate structure consists of Foamix Pharmaceuticals Ltd. and our wholly-owned U.S. subsidiary Foamix Pharmaceuticals Inc., or Foamix U.S., which was incorporated on May 6, 2014 under the laws of the State of Delaware and intended to serve as our marketing and sales arm in the U.S. Our principal executive offices are located at 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel, and the offices of Foamix U.S. are located at 520 U.S. Highway 22, Suite 204, Bridgewater, New Jersey 08807, U.S.A. Foamix U.S. has been appointed as our agent in the United States. Our telephone number is +972-8-9316233 and our website is www.foamix.com. The information contained on our website or that can be accessed through such website does not constitute a part of this form and is not incorporated by reference herein.

Effective January 1, 2018, we ceased to be a “foreign private issuer” as defined in Rule 3b-4 of the Exchange Act and became subject to the rules and regulations under the Exchange Act applicable to U.S. domestic issuers. As a result, we filed the registration statement to which this prospectus is appended on Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 and as modified by the JOBS Act. As such, we are eligible to, and take advantage of, certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (ii) the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains express or implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the following matters:

-	U.S. Food and Drug Administration, or FDA, approval of, or other regulatory action in the U.S. and elsewhere with respect to, our product candidates;

-	the commercial launch of current or future product candidates;

-	our ability to achieve favorable pricing for our product candidates;

-	our expectations regarding the commercial supply of our product candidates;

-	third-party payor reimbursement for our product candidates;

-	our estimates regarding anticipated expenses, capital requirements and needs for additional financing;

-	the patient market size of any diseases and market adoption of our products by physicians and patients;

-	the timing, cost or other aspects of the commercialization of our product candidates;

-	the completion of, and receiving favorable results of, clinical trials for our product candidates;

-	application for and issuance of patents to us by the United States Patent and Trademark Office, or U.S. PTO, and other governmental patent agencies;

-	development and approval of the use of our product candidates for additional indications; and

-	our expectations regarding licensing, business transactions and strategic operations.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, as amended, may be interpreted differently in light of additional research and clinical and preclinical trials results. The forward-looking statements contained in this prospectus are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

-	through underwriters for resale to purchasers;

-	through dealers to purchasers;

-	through agents to purchasers;

-	directly to one or more purchasers; or

-	through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

-
on or through the facilities of the NASDAQ Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

-	to or through a market maker other than on the NASDAQ Global Market or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

-	at a fixed price, or prices, which may be changed from time to time;

-	at market prices prevailing at the time of sale; or

-	at prices related to such prevailing market prices;

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

-	the name of the agent or any underwriters;

-	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

-	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

-	all other items constituting underwriting compensation;

-	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

-	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our ordinary shares and provisions of our amended and restated articles of association is a summary and does not purport to be complete.

The description of the ordinary shares contained in this prospectus, together with the applicable prospectus supplements, summarizes the material terms and provisions of the ordinary shares that we may offer. We will describe in the applicable prospectus supplement the particular terms of the ordinary shares offered by such prospectus supplement.

We may sell from time to time, in one or more offerings, ordinary shares. The total dollar amount of all ordinary shares that we may issue under this prospectus, including the shares carried forward from the Prior Registration Statement, will not exceed $291,936,389.00.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

General

Our authorized share capital consists of 90,000,000 ordinary shares, par value NIS 0.16 per share, of which 37,551,199 shares are issued and outstanding as of February 26, 2018.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-336881-1. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors.

Under our amended and restated articles of association, our board of directors must consist of at least five and not more than nine directors. At any time the minimum number of directors shall not fall below three.

Pursuant to our amended and restated articles of association, each of our directors are appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Each director serves until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Israeli Companies Law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve until the next annual general meeting of shareholders.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between 4 and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

-	amendments to our articles of association;

-	appointment or termination of our auditors;

-	approval of certain related-party transactions;

-	increases or reductions of our authorized share capital;

-	a merger; and

-
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or other interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and under our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. A quorum is necessary to hold a valid meeting. According to Rule 5620(c) of the Nasdaq Stock Market Equity Rules, which supersedes our articles of association, the quorum required for a general meeting of shareholders consists of any one or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 33⅓% of the voting rights of our Company. If such quorum is not present within half an hour from the time scheduled for the meeting, the meeting will be adjourned for one week to the same day, time and place, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the meeting will be adjourned to the first business day afterwards. According to our articles of association, at such adjourned meeting the presence of any two or more shareholders in person or by proxy, regardless of the voting power represented by their shares, will constitute a quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder or an extraordinary transaction in which a controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s related party (even if such terms are not extraordinary), (iii) the approval or amendment of a company’s compensation policy for its officers and directors, (iv) the approval of compensation to an officer or director in deviation from the approved compensation policy, and (v) the approval of compensation of a company’s chief executive officer, require certain special majority approvals pursuant to Israeli law.

A “controlling shareholder” is defined by the Israeli Companies Law as any shareholder that has the ability to direct a company’s activities, other than merely by virtue of being an officer or director of the company. A person is presumed to be a controlling shareholder of a company with respect to any transaction proposed to be approved by the shareholders (a) if it holds or controls, by itself or together with others, 50% or more of any one of the “means of control” of the company, or (b) if it holds or controls, by itself or together with others who also possess a personal interest in the approval of the same transaction, 25% or more of the voting rights in the company if no other shareholder holds or controls more than 50% of the voting rights in the company. “Means of control” is defined as any one of (i) the right to vote at a general meeting of the company, or (ii) the right to appoint directors of the company or its chief executive officer.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization of the company pursuant to Section 350 of the Israeli Companies Law, each requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

We currently have only one class of shares. Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as may be set forth in our amended and restated articles of association in the future.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger is with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in it, then the merger is instead subject to the approval of a special majority of the votes cast by shareholders who are present and voting (disregarding abstentions) who (i) are not controlling shareholders and (ii) do not have a personal interest in the matter, unless the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted constitute 2% or less of the voting power of the Company.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Currently there are no preferred shares authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of a majority of the votes cast by shareholders who are present and voting at a general meeting, disregarding abstentions.

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the NASDAQ under the symbol “FOMX”.

Share History

The following is a summary of the history of our share capital for the last three years.

April 2015 Follow-On Public Offering. In April 2015, we closed a follow-on public offering of ordinary shares in the United States. Barclays Capital Inc., Cowen and Company, LLC, Guggenheim Securities, LLC and Oppenheimer & Co. Inc. acted as underwriters for the offering, in which we registered and sold 7,419,353 of our ordinary shares, which included 967,741 shares issued following the exercise of the option granted to the underwriters. The aggregate offering price of the shares registered was approximately $69 million, as was the aggregate price of the shares sold. The total expenses of the offering, including underwriting discounts and commissions, were approximately $4.8 million. The net proceeds that we received from the offering were approximately $64.2 million. The offering was conducted pursuant to our registration statement on Form F-1, SEC file number 333-203187.

September 2016 Follow-On Public Offering. In September 2016, we closed another follow-on public offering of ordinary shares in the United States. Barclays Capital Inc., Cowen and Company, LLC, Guggenheim Securities, LLC and Credit Suisse Securities (USA) LLC acted as underwriters for the offering, in which we registered and sold 5,700,000 of our ordinary shares. An additional 300,000 shares were sold by certain selling shareholders. The aggregate offering price of the shares registered was approximately $54.15 million. The total expenses of the offering, including underwriting discounts and commissions, were approximately $3.65 million. In October 2016 the underwriters partially exercised the option granted to them in the underwriting agreement and purchased an additional 411,959 ordinary shares. The proceeds from the exercise of the option, net of expenses and underwriter commissions, were approximately $3.6 million, bringing the total net proceeds from the offering to approximately $54.1 million. The offering was conducted pursuant to the Prior Registration Statement.

LEGAL MATTERS

The validity of our securities will be passed upon by Herzog Fox & Neeman, our Israeli counsel. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2017 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018, as amended on Form 10-K/A, filed with the SEC on March 1, 2018; and

2.
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 15, 2014, and any amendment or report filed for the purpose of updating such description; and

3.	Our current reports on Form 8-K filed with the SEC on January 3, 2018, January 29, 2018 and March 29, 2018.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. Foamix will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Foamix Pharmaceuticals Inc.
520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807
+1 (800) 775-7936

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.foamix.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Up to $30,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

August 19, 2019